                                                           Exhibit No, EX-99.h.1

                             ADMINISTRATION CONTRACT

     Contract made as of____________,  200_,  between SMA RELATIONSHIP  TRUST, a
Delaware  statutory trust  ("Trust"),  and UBS GLOBAL ASSET MANAGEMENT (US) INC.
("UBS Global AM"), a Delaware  corporation  registered as an investment  adviser under the Investment  Advisers Act of 1940, as amended,  and as a  broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act").

     WHEREAS,  the Trust is registered under the Investment Company Act of 1940, as amended  ("1940 Act"),  as an open-end  management  investment  company,  and currently has multiple distinct series of shares of beneficial  interest,  which correspond to distinct  portfolios and have been  designated as the funds listed on  Exhibit  A, as it may be  amended  from  time to time  (each a  "Fund"  and, collectively, "Funds"); and

     WHEREAS,  the Trust  desires to retain UBS  Global AM as  administrator  to furnish certain administrative  services to the Trust with respect to the Funds, and UBS Global AM is willing to furnish such services;

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. The Trust hereby appoints UBS Global AM as administrator of the  Trust  and each  Fund for the  period  and on the  terms  set forth in this
Contract.  UBS  Global AM  accepts  such  appointment  and  agrees to render the services herein set forth.

     2.  Duties  as  Administrator.  UBS  Global  AM shall  furnish,  at its own expense, the executive, supervisory and clerical personnel necessary in order to administer the affairs of the Trust and each Fund subject to the  supervision of the Trust's  Board of  Trustees  ("Board").  In  carrying  out the terms of this
Contract, UBS Global AM shall:

          (a) provide office space,  equipment and facilities (which may include
     UBS  Global  AM's  or  its   affiliates)   for   maintaining   the  Trust's
     organization,  for meetings of the Trust's Board and shareholders,  and for performing administrative services hereunder;

          (b) supervise and manage all aspects of the Funds'  operations  (other than  investment  advisory  activities),  assist  in the  selection  of and supervise  relations  with,  and monitor the  performance  of,  custodians,
     depositories,   transfer  and  pricing  agents,   accountants,   attorneys,
     underwriters,  brokers  and  dealers,  insurers  and other  persons  in any capacity deemed to be necessary and desirable by the Board;

          (c)  provide  certain  internal  clerical  and  legal  services,   and
     stationery and office supplies;

          (d) provide accounting services, including:

               1) determining and arranging for the publication of the net asset value of each Fund;

               2)  preparing  financial  information  for  presentation  to  the
          Trust's Board;

               3) preparing and monitoring  the Trust's  annual expense  budget, and establishing daily accruals;

               4) calculating  contractual  expenses and coordinating payment of
          Fund expenses;

               5)  calculating   periodic  dividend  rates  to  be  declared  in
          accordance with guidelines and supervising the Trust's  transfer agent with respect to the payment of dividends  and other  distributions  to shareholders;

               6)  calculating   total  return  (and,  if   applicable,   yield)
          information as described in the current  prospectuses and statement of additional information;

               7)  coordinating  audit  packages for use by  independent  public accountants;

               8) responding to regulatory audits;

          (e) provide  non-investment  related statistical and research data and such other reports,  evaluations  and  information as the Funds may request from time to time;

          (f) monitor  each  Fund's  compliance  with the  current  registration statement,  the 1940 Act,  the Internal  Revenue Code and other  applicable laws and regulations;

          (g) prepare, to the extent requested by the Trust, and coordinate with
     Trust's  counsel,  prospectuses,   statements  of  additional  information,
     registration  statements,  proxy  statements  and  annual  and  semi-annual reports to shareholders;

          (h) arrange for the printing and mailing (at the Funds' expense) of an annual list of  shareholders,  proxy  statements and other reports or other materials provided to the Funds' shareholders;

          (i) supervise and facilitate the solicitation of proxies  solicited by the Trust for all shareholder  meetings,  including the tabulation  process for shareholder meetings;

          (j) support  outside  auditors in preparing  and filing all the Funds'
     federal and state tax returns and required tax filings;

          (k) prepare  periodic  reports to and filings with the  Securities and
     Exchange  Commission  (the "SEC") and state Blue Sky  authorities  with the advice of the Funds' counsel;

          (l)  maintain  the  Trust's  existence,  and during  such times as the shares of the Funds are publicly  offered,  maintain the  registration  and qualification of the Funds' shares under federal and state law;

          (m) coordinate the Trust's board meeting schedule, initiate the agenda and coordinate production of board meeting materials;

          (n) provide  individuals  acceptable  to the Trustees for  nomination, appointment,  or election as officers of the Trust, who will be responsible for the  management of certain of the Trust's  affairs as determined by the
     Trustees;

          (o) keep and maintain the financial accounts and records of the Funds;

          (p) analyze and propose  changes to shareholder  services  designed to enhance the value or convenience of the Funds as an investment vehicle;

          (q)  obtain  and keep in  effect  fidelity  bonds  and  directors  and
     officers/errors   and  omissions   insurance  policies  for  the  Trust  in
     accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940
     Act as such  bonds  and  policies  are  approved  by the  Trust's  Board of
     Trustees;

          (r) provide the Board on a regular  basis with reports and analyses of
     each  Fund's  operations  and  the  operations  of  comparable   investment
     companies; and

          (s) take any other actions which appear to UBS Global AM and the Board necessary to carry into effect the purposes of this Contract.

     3.  Further  Duties.  In all matters  relating to the  performance  of this
Contract,  UBS  Global  AM  will  act  in  conformity  with  the  Agreement  and
Declaration of Trust, By-Laws, and registration  statement of the Trust and with the  instructions  and  directions  of  the  Board  and  will  comply  with  the requirements  of the 1940 Act, the rules  thereunder,  and all other  applicable federal and state laws and regulations.

     4. Delegation of UBS Global AM's Duties as  Administrator.  With respect to any  or all  Funds,  UBS  Global  AM  may  enter  into  one  or  more  contracts
("Sub-Administration Contract") with one or more sub-administrators in which UBS
Global  AM  delegates  to  such  sub-administrators  any or  all  of its  duties specified in Paragraph 2 of this Contract, provided that each Sub-Administration
Contract imposes on the  sub-administrator  bound thereby all the  corresponding duties and  conditions  to which UBS Global AM is subject by Paragraph 2 of this
Contract and all the duties and conditions of Paragraph 3 of this Contract.

     5.  Services  Not  Exclusive.  The  services  furnished  by UBS  Global  AM hereunder  are not to be  deemed  exclusive  and UBS  Global AM shall be free to furnish  similar  services to others so long as its services under this Contract are not impaired thereby or unless otherwise agreed to by the parties  hereunder in writing.  Nothing in this  Contract  shall limit or restrict the right of any director,  officer  or  employee  of UBS  Global  AM, who may also be a Trustee, officer or employee of the Trust,  to engage in any other  business or to devote his or her time and attention in part to the  management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     6.  Expenses.  During  the term of this  Contract,  each Fund will bear all expenses,  not specifically assumed by UBS Global AM, incurred in its operations and the offering of its shares.

     7.  Compensation.  UBS Global AM shall not  receive a fee from the Trust or the Funds for the services to be rendered under this Contract.

     8.  Limitation  of  Liability  of UBS Global AM. UBS Global AM shall not be liable for any error of judgment  or mistake of law or for any loss  suffered by any Fund, the Trust or any of its  shareholders,  in connection with the matters to which this  Contract  relates,  except to the extent that such a loss results from negligence,  willful misfeasance, bad faith or gross negligence on its part in the  performance  of its  duties  or  from  reckless  disregard  by it of its obligations  and duties  under this  Contract.  Any person,  even though also an officer, director,  employee, or agent of UBS Global AM, who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to any Fund or the Trust or acting with respect to any business of such
Fund or the Trust,  to be rendering  such  services to or acting  solely for the
Fund or the Trust and not as an  officer,  director,  employee,  or agent or one under the control or direction of UBS Global AM even though paid by it.

     9.  Limitation of Liability of the Trustees and  Shareholders of the Trust.
No Trustee, shareholder,  officer, employee or agent of any Fund shall be liable for any obligations of any Fund or the Trust under this Contract, and UBS Global
AM agrees that, in asserting any rights or claims under this Contract,  it shall look only to the assets and property of the Trust in settlement of such right or claim,  and  not  to any  Trustee,  shareholder,  officer,  employee  or  agent.
Moreover,  this Contract shall be deemed to create a separate agreement with the
Trust acting on behalf of its respective  series listed on Exhibit A hereto,  as though the Trust had separately  executed an identical  agreement for all of its respective series. For each reference in this Agreement to Trust shall be deemed a reference solely to the particular series to which the provision  relates.  In no  circumstances  shall the rights,  obligations  or remedies with respect to a particular  series  constitute a right,  obligation or remedy  applicable to any other series.

     10. Confidentiality.  UBS Global AM shall have the right to use any list of shareholders  of the Fund or any other  list of  investors  which it  obtains in connection  with its  provision  of  services  under  this  Contract;  provided, however,  that UBS Global AM shall not sell or  knowingly  provide  such list or lists to any unaffiliated  person.  UBS Global AM agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and the Funds and its prior, present or potential shareholders.  In accordance  with Section  248.11 of Regulation S-P (17 CFR  248.1-248.30)  ("Reg
S-P"),  UBS Global AM will not  directly,  or  indirectly  through an affiliate, disclose any non-public  personal  information,  as defined in Reg S-P, received from the Fund to any  person  that is not  affiliated  with the Fund or with UBS
Global AM and provided  that any such  information  disclosed to an affiliate of
UBS Global AM shall be under the same limitations of non-disclosure.

     11.  Equipment  Failures.  In the event of  equipment  failures  beyond UBS
Global AM's control, UBS Global AM shall, at no additional expense to the Trust, take  reasonable  steps to  minimize  service  interruptions  but shall  have no liability with respect thereto.  UBS Global AM shall develop and maintain a plan for recovery from equipment failures which may include contractual  arrangements with  appropriate  parties  making  reasonable  provision  for  emergency use of electronic  data  processing  equipment to the extent  appropriate  equipment is available.

     12.  Certain  Records.  UBS Global AM shall maintain  customary  records in connection with its duties as specified in this Agreement.  Any records required to be maintained and preserved  pursuant to Rules 31a-1 and 31a-2 under the 1940
Act which are  prepared  or  maintained  by UBS Global AM on behalf of the Trust shall be prepared and  maintained  at the expense of UBS Global AM, but shall be the property of the Trust and will be made available to or surrendered  promptly to the Trust on request.

     In case of any  request or demand  for the  inspection  of such  records by another  party,  UBS Global AM shall  notify  the Trust and  follow the  Trust's instructions  as to permitting or refusing  such  inspection;  provided that UBS
Global AM may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving  potential  exposure only to civil  liability) the Trust has agreed to indemnify UBS Global AM against such liability.

     13.  Termination.  This  Contract  shall  become  effective  upon  the date hereinabove  written and may be terminated at any time, with respect to any Fund without  the  payment  of any  penalty,  by  vote of the  Board  or by vote of a majority of a Fund's  outstanding  voting  securities  or on sixty days' written notice to UBS Global AM or by UBS Global AM at any time,  without the payment of any penalty,  on sixty days' written  notice to the Trust.  Termination  of this
Contract  with  respect to any given  Fund shall in no way affect the  continued
validity of this  Contract or the  performance  thereunder  with  respect to any other Fund.

     14.  Amendment  of this  Contract.  No  provision  of this  Contract may be changed,  waived,  discharged or terminated orally, but only by an instrument in writing  signed by the party against which  enforcement  of the change,  waiver, discharge or termination is sought.

     15.  Governing Law. This Contract shall be construed in accordance with the laws of the State of New York,  without  giving  effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act, provided, however, that
Section 9 above will be  construed in  accordance  with the laws of the State of
Delaware. To the extent that the applicable laws of the State of New York or the
State of Delaware  conflict with the applicable  provisions of the 1940 Act, the latter shall control.

     16.  Miscellaneous.   The  captions  in  this  Contract  are  included  for
convenience  of  reference  only  and in no way  define  or  delimit  any of the provisions  hereof or otherwise  affect  their  construction  or effect.  If any provision of this  Contract  shall be held or made invalid by a court  decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby.  This Contract  shall be binding upon and shall inure to the benefit of the parties hereto and their  respective  successors.  As used in this Contract, the terms "interested  person,"  "investment  adviser," "majority of outstanding voting  securities" and "prospectus,"  shall have the same meaning as such terms have in the  1940  Act,  subject  to such  exemption  as may be  granted  by the
Securities and Exchange  Commission by any rule,  regulation or order. Where the effect of a  requirement  of the 1940 Act  reflected  in any  provision  of this contract  is  relaxed  by a rule,  regulation  or  order of the  Securities  and
Exchange Commission,  whether of special or general application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS  WHEREOF,  the parties hereto have caused this  instrument to be executed  by  their  officers  designated  as of the day and  year  first  above written.

UBS GLOBAL ASSET                       UBS GLOBAL ASSET
MANAGEMENT (US) INC.                   MANAGEMENT (US) INC.

By: ____________________________       By: ____________________________
Name:                                  Name:
Title:                                 Title:

SMA RELATIONSHIP TRUST                 SMA RELATIONSHIP TRUST

By: ____________________________       By: ____________________________
Name:                                  Name:
Title:                                 Title:

                                    Exhibit A

1.       Series M

2.       Series T